EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Forest Laboratories, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 26, 2010, relating to the consolidated financial statements, the effectiveness of Forest Laboratories Inc.’s internal control over financial reporting, and schedules of Forest Laboratories Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York
November 15, 2010
(date of signing consent)